UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2005
TBC CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11579 (Commission File Number)	20-1888610 (IRS Employer Identification No.)

7111 Fairway Drive, Suite 201, Palm Beach Gardens, FL (Address of principal executive offices)	33418 (Zip code)
561-227-0955
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 Agreement Between TBC Corp and Lawrence C. Day
EX-10.2 Agreement Between TBC Corp and Kenneth P. Dick
EX-10.3 Executive Employment Agreement - TBC & William M. Potts
EX-10.4 Agreement Between TBC Corp and William M. Potts
EX-10.5 Executive Employment Agreement - TBC & J. Glen Gravatt
EX-10.6 Agreement Between TBC Corp and J. Glen Gravatt
EX-10.7 Executive Employment Agreement - TBC, Tire Kingdom & Wolford
EX-10.8 Agreement Between TBC Corp and Orland Wolford
EX-10.9 Executive Employment Agreement - TBC & Erik R. Olsen
EX-10.10 Agreement Between TBC Corp and Erik R. Olsen

Item 1.01 Entry into a Material Definitive Agreement.
Amendment of Certain Employment Agreements
Immediately prior to the execution of the Agreement and Plan of Merger, dated September 18, 2005 (the “Merger Agreement”), among TBC Corporation (the “Company”), Sumitomo Corporation of America (“SCOA”), and one of SCOA’s wholly-owned subsidiaries, the Company amended the Executive Employment Agreements of Lawrence C. Day, the Company’s President and Chief Executive Officer, and Kenneth P. Dick, who is the President and Chief Executive Officer of TBC Private Brands, Inc.
Among other things, the Employment Agreements were amended to provide that, upon consummation of the transactions contemplated by the Merger Agreement (the “Effective Time”), certain benefits payable to the executive in the event his employment is terminated would be payable only if he resigns for Good Reason (as defined in the Agreement) or is discharged by the Company without cause.
Mr. Dick’s Employment Agreement was also amended to provide him a minimum of fifteen months of benefits (instead of the one year period set forth in his Agreement prior to the amendment) if he terminates his employment for Good Reason or is discharged by the Company without cause within the fifteen month period after the Effective Time.
In addition, Messrs. Day and Dick agreed that the Company would not be obligated to fund the rabbi trusts previously established for their benefit. Such funding would otherwise have been required as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated thereby.
The Agreements amending the Executive Employment Agreements of Messrs. Day and Dick are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.
Execution of Certain New Executive Employment-Related Agreements
Immediately prior to the execution of the Merger Agreement, the Company executed Executive Employment Agreements with the following executive officers of the Company: William M. Potts, the Company’s Senior Vice President of Human Resources; Erik R. Olsen, the Company’s Senior Vice President and Chief Marketing Officer; J. Glen Gravatt, the Company’s Executive Vice President Purchasing; and Orland Wolford, the President and Chief Executive Officer of Tire Kingdom, Inc., Merchant’s, Incorporated, and NTW Incorporated.
Among other things, the new Employment Agreements provide the executives with certain benefits in the event they terminate their employment for Good Reason or their employment is terminated without cause during the fifteen months following a Change in Control of the Company. The Agreements also require the Company to establish rabbi trusts for the benefit of the executives.

Tire Kingdom, Inc. is also a party to Mr. Wolford’s Executive Employment Agreement, which supersedes the employment agreement in effect for Mr. Wolford prior to the execution of his new Executive Employment Agreement.
In separate Agreements, Messrs. Potts, Olsen, Gravatt, and Wolford waived any requirement that the Company fund their rabbi trusts as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated thereby.
The Executive Employment Agreements and other Agreements executed with Messrs. Potts, Olsen, Gravatt, and Wolford are filed as Exhibits 10.3 through 10.10 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
               See Exhibit Index.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TBC CORPORATION
Date: September 22, 2005	By /s/ THOMAS W. GARVEY
Thomas W. Garvey,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No. and Description
(10) Material Contracts:
     Management Contracts and Compensatory Plans or Arrangements
10.1	Agreement, dated as of September 18, 2005, between TBC Corporation and Lawrence C. Day.

10.2	Agreement, dated as of September 18, 2005, between TBC Corporation and Kenneth P. Dick.

10.3	Executive Employment Agreement, dated as of September 18, 2005, between TBC Corporation and William M. Potts, including as Exhibit A thereto the form of Trust Agreement, dated as of September 18, 2005, executed by TBC Corporation for the benefit of Mr. Potts.

10.4	Agreement, dated as of September 18, 2005, between TBC Corporation and William M. Potts.

10.5	Executive Employment Agreement, dated as of September 18, 2005, between TBC Corporation and J. Glen Gravatt, including as Exhibit A thereto the form of Trust Agreement, dated as of September 18, 2005, executed by TBC Corporation for the benefit of Mr. Gravatt.

10.6	Agreement, dated as of September 18, 2005, between TBC Corporation and J. Glen Gravatt.

10.7	Executive Employment Agreement, dated as of September 18, 2005, among TBC Corporation, Tire Kingdom, Inc., and Orland Wolford, including as Exhibit A thereto the form of Trust Agreement, dated as of September 18, 2005, executed by TBC Corporation for the benefit of Mr. Wolford.

10.8	Agreement, dated as of September 18, 2005, between TBC Corporation and Orland Wolford.

10.9	Executive Employment Agreement, dated as of September 18, 2005, between TBC Corporation and Erik R. Olsen, including as Exhibit A thereto the form of Trust Agreement, dated as of September 18, 2005, executed by TBC Corporation for the benefit of Mr. Olsen.

10.10	Agreement, dated as of September 18, 2005, between TBC Corporation and Erik R. Olsen.